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                                                                   EXHIBIT 11.1

                         HUTCHINSON TECHNOLOGY INCORPORATED
                          STATEMENT REGARDING COMPUTATION
                        OF NET INCOME PER SHARE - UNAUDITED
                       (In thousands, except per share data)

                                                      Thirteen Weeks Ended
                                                 -------------------------------
                                                  December 28,      December 29,
                                                      1997              1996
                                                 -------------      ------------
NET INCOME (LOSS)                                    ($11,474)           $11,117
                                                 -------------      ------------
                                                 -------------      ------------

NET INCOME (LOSS) PER SHARE -
BASIC:

Weighted average common
   shares outstanding                                   19,629            16,361
                                                 -------------      ------------

BASIC
NET INCOME (LOSS) PER SHARE                            ($0.58)             $0.68
                                                 -------------      ------------
                                                 -------------      ------------

NET INCOME (LOSS) PER SHARE -
DILUTED:

Weighted average common
   shares outstanding                                   19,629            16,361

Dilutive effect of stock options
   outstanding after application
   of treasury stock method                                 -                759
                                                 -------------      ------------
                                                        19,629            17,120
                                                 -------------      ------------
                                                 -------------      ------------
DILUTED
NET INCOME (LOSS) PER SHARE                            ($0.58)             $0.65
                                                 -------------      ------------
                                                 -------------      ------------